As filed with the Securities and Exchange Commission on March 16, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IRIDIUM COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware		26-1344998
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
6707 Democracy Boulevard, Suite 300 Bethesda, Maryland 20817 (301) 571-6200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Matthew J. Desch Director and Chief Executive Officer Iridium Communications Inc. 6707 Democracy Boulevard, Suite 300 Bethesda, Maryland 20817 (301) 571-6200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
John S. Brunette Chief Legal and Administrative Officer Iridium Communications Inc. 6707 Democracy Boulevard, Suite 300 Bethesda, Maryland 20817 (301) 571-6200
Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Stock, par value $0.001 per share, issuable upon exercise of warrants that were issued in a private placement in connection with the Registrant’s formation and resold pursuant to this registration statement and that are exercisable for Common Stock at an exercise price of $7.00 per share (the “Founder’s Warrants”)	130,437	$7.00 (2)	$913,059 (2)	$65 (2)
Secondary Offering
Founder’s Warrants (4)	130,437	(3)	(3)	(3)
Common Stock, par value $0.001 per share, issuable upon exercise of the Founder’s Warrants (5)	130,437	$8.455 (6)	$1,102,845 (6)	$79 (6)
Common Stock, par value $0.001 per share (7)	38,497,953	$8.455 (6)	$325,500,193 (6)	$23,208 (6)
Total				$23,352
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed conversion or exercise price of the security.
(3)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required with respect to the Founder’s Warrants.
(4)
Represents Founder’s Warrants being registered for resale by the selling securityholders.  Such Founder’s Warrants were issued to such selling securityholders in a private placement in connection with the Registrant’s formation.

(5)
Represents shares of the Registrant’s common stock being registered for resale by the selling securityholders.  Such shares of common stock are issuable upon exercise by the selling securityholder of the Founder’s Warrants transferred to such selling securityholder in a private placement.

(6)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low sales prices of the Registrant’s common stock on March 12, 2010, as reported on The NASDAQ Stock Market LLC.

(7)
Represents shares of the Registrant’s common stock being registered for resale by the selling securityholders.  Such shares of common stock include (1) 7,058,824 shares of common stock issued in a private placement in connection with the Registrant’s formation, (2) 29,443,500 shares of common stock issued in connection with the Registrant’s acquisition of Iridium Holdings LLC and (3) 1,995,629 shares of common stock issued to Greenhill & Co. Europe Holdings Limited upon conversion of its convertible note purchased from Iridium Holdings LLC.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses covering the registration of:

(i)
the issuance of shares of common stock upon exercise of warrants issued in a private placement in connection with our formation and resold pursuant to this registration statement, which are exercisable for shares of common stock at an exercise price of $7.00 per share (the “Founder’s Warrants”); and

(ii)
the resale by certain selling securityholders in one or more secondary offerings of (1) the Founder’s Warrants, (2) shares of common stock underlying the Founder’s Warrants issuable upon exercise by such selling securityholder of the Founder’s Warrants and (3) shares of common stock held by certain selling securityholders.

SUBJECT TO COMPLETION, DATED MARCH 16, 2010

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

IRIDIUM COMMUNICATIONS INC.

Common Stock, Par Value $0.001 per Share

This prospectus relates to the issuance by us of up to 130,437 shares of our common stock, par value $0.001 per share, which are issuable upon the exercise of 130,437 warrants that are exercisable for shares of common stock at an exercise price of $7.00 per share and were issued in a private placement in connection with our formation (the “Founder’s Warrants”), which Founder’s Warrants were resold pursuant to the registration statement of which this prospectus forms a part.

In order to obtain the shares of common stock, the holders of the Founder’s Warrants must pay an exercise price of $7.00 per share.  We will receive the proceeds from the exercise of the Founder’s Warrants.

Our common stock is listed on The NASDAQ Stock Market LLC (“NASDAQ”) and trades under the symbol IRDM.  On March 12, 2010, the closing sale price of the common stock was $8.22 per share.

______________________________

Investing in these securities involves certain risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
______________________________

The date of this prospectus is                       , 2010.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Unless the context indicates otherwise, the terms the “Company,” “we,” “us” and “our” refer to the Iridium Communications Inc., a Delaware corporation.

TABLE OF CONTENTS

Information Concerning Forward-Looking Statements	1
Prospectus Summary	2
Risk Factors	4
Use of Proceeds	4
Plan of Distribution	4
Description of Securities to be Registered	4
Validity of the Securities	4
Experts	5
Where You Can Find More Information	5
Information Incorporated by Reference	6

i

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will likely result,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently.

These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from any expected future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our ability to maintain the health, capacity and control of our existing satellite network;

•
our ability to contract for the design, build and launch of Iridium NEXT and related ground infrastructure, products and services, including the financing thereof and, once launched, our ability to maintain the health, capacity and control of such satellite constellation;

•	the level of market acceptance and demand for our products and services;

•	our ability to introduce innovative new products and services that satisfy market demand;

•	our ability to obtain additional business using our existing spectrum resources both in the United States and internationally;

•	our ability to sell our products and services in additional countries;

•	our ability to maintain our relationship with U.S. government customers, particularly the Department of Defense;

•
the ability of our distributors to market and distribute our products, services and applications effectively and their continued development of innovative and improved solutions and applications for our products and services;

•	our ability to successfully resolve a dispute with Motorola Inc. regarding fees they allege that we owe to them and to license the required intellectual property for Iridium NEXT;

•	the effectiveness of our competitors in developing and offering similar services and products;

•	our ability to maintain competitive prices for our products and services and control costs;

•	denials or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

•	legal, regulatory and tax developments, including additional requirements imposed by changes in domestic and foreign laws and regulations; and

•	rapid and significant technological changes in the telecommunications industry.

There is no assurance that our expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Such risks and uncertainties also include those set forth under “Risk Factors” in the documents incorporated by reference herein. Our forward-looking statements speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. Except as required by law or regulation, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason.

1

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

Background

We were formed as GHL Acquisition Corp., or GHQ, a special purpose acquisition company, in November 2007, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. On February 21, 2008, we consummated our initial public offering and on September 29, 2009, we acquired, directly and indirectly, all the outstanding equity of Iridium Holdings LLC, or Iridium Holdings, and we changed our name from GHL Acquisition Corp. to Iridium Communications Inc. We refer to this transaction as the Acquisition.

Our Business

We are the second largest provider of mobile voice and data communications services via satellite, and the only provider of mobile satellite communications services offering 100% global coverage. Our satellite network provides communications services to regions of the world where existing wireless or wireline networks do not exist or are impaired, including extremely remote or rural land areas, open ocean, the polar regions and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters.

We offer voice and data communications services to businesses, the U.S. and foreign governments, non-governmental organizations and consumers via our constellation of 66 in-orbit satellites, in-orbit spares and related ground infrastructure, including a primary commercial gateway. We utilize an interlinked mesh architecture to route traffic across our satellite constellation using radio frequency crosslinks between satellites. This unique architecture minimizes the need for ground facilities to support the constellation, which facilitates the global reach of our services and allows us to offer services in countries and regions where we have no physical presence.

Additional Information

Our principal executive offices are located at 6707 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817 and our telephone number is (301) 571-6200.

2

The Exercise of Founder’s Warrants

Shares to be issued upon exercise of all of our Founder’s Warrants	130,437 shares of common stock.

Shares to be outstanding assuming exercise of all of our Founder’s Warrants (1)	101,817,267 shares of common stock.

Use of proceeds	We expect to receive $913,059 in net proceeds assuming the exercise of all of the Founder’s Warrants. We intend to use these net proceeds for general corporate purposes.

NASDAQ symbol	Our common stock is listed on NASDAQ and trades under the symbol IRDM.
________________

(1)
The number of shares of our common stock to be outstanding assuming exercise of all of our Founder’s Warrants is calculated based on the number of shares of our common stock outstanding as of March 15, 2010 and excludes 8.0 million shares of our common stock available for grant pursuant to our stock incentive plan.

3

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future. Each of the risks described in these sections could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $913,059 from the exercise of the Founder’s Warrants, assuming the exercise in full of all of the Founder’s Warrants and assuming no cashless exercise of the Founder’s Warrants.  We expect to use the net proceeds from the exercise of the Founder’s Warrants for general corporate purposes.

PLAN OF DISTRIBUTION

We are offering the shares of common stock underlying the Founder’s Warrants upon the exercise of the Founder’s Warrants by the holders thereof.  The Founder’s Warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, American Stock Transfer & Trust Company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Founder’s Warrants being exercised.

No fractional shares will be issued upon exercise of the Founder’s Warrants. If, upon exercise of the Founder’s Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to such holder.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The description of our securities is set forth in our Form 8-K filed on September 29, 2009 under the caption “Description of the Company’s Securities” and is incorporated herein by reference.

VALIDITY OF THE SECURITIES

The validity of the securities offered through this prospectus will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

4

EXPERTS

The consolidated financial statements of Iridium Communications Inc. for the years ended December 31, 2009 and 2008, and the effectiveness of Iridium Communications Inc.’s internal control over financial reporting as of December 31, 2009 appearing in Iridium Communications Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Iridium Holdings LLC (Predecessor of Iridium Communications Inc.) as of December 31, 2008 and 2007 and for the years then ended and for the period from January 1, 2009 to September 29, 2009 appearing in Iridium Communications Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Iridium Communications Inc.’s financial statements for the period from November 2, 2007 (inception) to December 31, 2007 have been audited by Eisner LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, from Iridium Communications Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

5

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in the documents or filings that is deemed to have been furnished and not filed), until all the securities offered under this prospectus are sold.
Iridium Communications Inc. SEC Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2009
Current Reports on Form 8-K	Filed on January 27, 2010 and February 16, 2010

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Iridium Communications Inc.
6707 Democracy Boulevard, Suite 300
Bethesda, Maryland 20817
(301) 571-6200

6

SUBJECT TO COMPLETION, DATED MARCH 16, 2010

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

IRIDIUM COMMUNICATIONS INC.

Common Stock, Par Value $0.001 per Share, and
Warrants to Purchase Common Stock

This prospectus relates to the resale from time to time by our selling securityholders (described in the section entitled “Selling Securityholders” on page 5 of this prospectus) of up to:

•
130,437 warrants that are exercisable for shares of our common stock, par value $0.001 per share, at an exercise price of $7.00 per share, which were issued in a private placement in connection with our formation (the “Founder’s Warrants”);

•	130,437 shares of our common stock issuable upon the exercise of the Founder’s Warrants;

•	7,058,824 shares of our common stock issued in a private placement in connection with our formation;

•	29,443,500 shares of our common stock issued to the sellers of Iridium Holdings LLC (“Iridium Holdings”) in connection with our acquisition of Iridium Holdings (the “Acquisition”); and

•	1,995,629 shares of our common stock issued to Greenhill & Co. Europe Holdings Limited (“Greenhill Europe”) upon conversion of its convertible note purchased from Iridium Holdings.

Each Founder’s Warrant entitles the holder to purchase one share of our common stock.  In order to obtain the shares of common stock, the holders of the Founder’s Warrants must pay an exercise price of $7.00 per share.

We are not selling any shares of our common stock or the Founder’s Warrants pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of common stock or the Founder’s Warrants offered by this prospectus.  We have agreed to pay certain expenses in connection with the registration of the shares of common stock and the Founder’s Warrants and to indemnify the selling securityholders against certain liabilities. The selling securityholders may offer and sell from time to time, in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices, all or any portion of such shares of common stock and the Founder’s Warrants in amounts and on terms to be determined at the time of sale.

Our common stock is listed on The NASDAQ Stock Market LLC (“NASDAQ”) and trades under the symbol IRDM.  On March 12, 2010, the closing sale price of the common stock was $8.22 per share.  The Founder’s Warrants will not be listed on an exchange.

______________________________

Investing in these securities involves certain risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
______________________________

The date of this prospectus is                       , 2010.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the selling securityholders have authorized anyone to provide you with different information from that contained in this prospectus. The selling securityholders will not make an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Unless the context indicates otherwise, the terms the “Company,” “we,” “us” and “our” refer to Iridium Communications Inc., a Delaware corporation.

TABLE OF CONTENTS

Information Concerning Forward-Looking Statements	1
Prospectus Summary	2
Risk Factors	4
Use of Proceeds	4
Selling Securityholders	5
Plan of Distribution	8
Description of Securities to be Registered	10
Validity of the Securities	10
Experts	10
Where You Can Find More Information	10
Information Incorporated by Reference	11

i

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will likely result,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently.

These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from any expected future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our ability to maintain the health, capacity and control of our existing satellite network;

•
our ability to contract for the design, build and launch of Iridium NEXT and related ground infrastructure, products and services, including the financing thereof and, once launched, our ability to maintain the health, capacity and control of such satellite constellation;

•	the level of market acceptance and demand for our products and services;

•	our ability to introduce innovative new products and services that satisfy market demand;

•	our ability to obtain additional business using our existing spectrum resources both in the United States and internationally;

•	our ability to sell our products and services in additional countries;

•	our ability to maintain our relationship with U.S. government customers, particularly the Department of Defense;

•
the ability of our distributors to market and distribute our products, services and applications effectively and their continued development of innovative and improved solutions and applications for our products and services;

•	our ability to successfully resolve a dispute with Motorola Inc. regarding fees they allege that we owe to them and to license the required intellectual property for Iridium NEXT;

•	the effectiveness of our competitors in developing and offering similar services and products;

•	our ability to maintain competitive prices for our products and services and control costs;

•	denials or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

•	legal, regulatory and tax developments, including additional requirements imposed by changes in domestic and foreign laws and regulations; and

•	rapid and significant technological changes in the telecommunications industry.

There is no assurance that our expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Such risks and uncertainties also include those set forth under “Risk Factors” in the documents incorporated by reference herein. Our forward-looking statements speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. Except as required by law or regulation, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

Background

We were formed as GHL Acquisition Corp., or GHQ, a special purpose acquisition company, in November 2007, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. On February 21, 2008, we consummated our initial public offering and on September 29, 2009, we acquired, directly and indirectly, all the outstanding equity of Iridium Holdings LLC, or Iridium Holdings, and we changed our name from GHL Acquisition Corp. to Iridium Communications Inc. We refer to this transaction as the Acquisition.

Our Business

We are the second largest provider of mobile voice and data communications services via satellite, and the only provider of mobile satellite communications services offering 100% global coverage. Our satellite network provides communications services to regions of the world where existing wireless or wireline networks do not exist or are impaired, including extremely remote or rural land areas, open ocean, the polar regions and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters.

We offer voice and data communications services to businesses, the U.S. and foreign governments, non-governmental organizations and consumers via our constellation of 66 in-orbit satellites, in-orbit spares and related ground infrastructure, including a primary commercial gateway. We utilize an interlinked mesh architecture to route traffic across our satellite constellation using radio frequency crosslinks between satellites. This unique architecture minimizes the need for ground facilities to support the constellation, which facilitates the global reach of our services and allows us to offer services in countries and regions where we have no physical presence.

Additional Information

Our principal executive offices are located at 6707 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817 and our telephone number is (301) 571-6200.

The Offering

Securities offered by the Selling Securityholders
38,628,390 shares of our common stock held by the selling securityholders, consisting of (i) 130,437 shares of our common stock underlying the Founder’s Warrants; (ii) 7,058,824 shares of our common stock issued in a private placement in connection with our formation; (iii) 29,443,500 shares of our common stock issued to the sellers of Iridium Holdings; and (iv) 1,995,629 shares of our common stock issued to Greenhill Europe upon conversion of its convertible note purchased from Iridium Holdings.

130,437 Founder’s Warrants.

Use of proceeds	We will not receive any proceeds from the sale of common stock or the Founder’s Warrants by the selling securityholders.

NASDAQ symbol	Our common stock is listed on NASDAQ and trades under the symbol IRDM. The Founder’s Warrants will not be listed on an exchange.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future. Each of the risks described below and in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

There is currently no market for the Founder’s Warrants and a market for the Founder’s Warrants will not develop.

The Founder’s Warrants have no established trading market and will not be listed on any securities exchange.  Since an active trading market will not develop and will not be maintained, holders of the Founder’s Warrants may experience difficulty in reselling, or an inability to sell, the Founder’s Warrants.  Future selling prices for the Founder’s Warrants may be adversely affected by many factors, including changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in our industry.

USE OF PROCEEDS

This prospectus relates to the resale of shares of our common stock and the Founder’s Warrants being offered and sold by the selling securityholders named in this prospectus.  We will not receive any proceeds from the sale of common stock and the Founder’s Warrants by the selling securityholders.

SELLING SECURITYHOLDERS

Up to 38,628,390 shares of our common stock will be registered for resale by the selling securityholders under this prospectus, including (i) 130,437 shares of our common stock underlying the Founder’s Warrants; (ii) 7,058,824 shares of our common stock issued in a private placement in connection with our formation; (iii) 29,443,500 shares of our common stock issued to the sellers of Iridium Holdings; and (iv) 1,995,629 shares of our common stock issued to Greenhill Europe upon conversion of its convertible note purchased from Iridium Holdings.  In addition, 130,437 Founder’s Warrants are being registered for resale by the selling securityholders under this prospectus.

To the extent permitted by law, the selling securityholders listed below may resell shares of our common stock and Founder’s Warrants pursuant to this prospectus.  We have registered the sale of the shares of our common stock and the Founder’s Warrants to permit the selling securityholders and their respective permitted transferees or other successors-in-interest that receive their shares of common stock or Founder’s Warrants from the selling securityholders after the date of this prospectus to resell their shares of common stock and Founder’s Warrants.

The following table sets forth the number of shares of common stock and Founder’s Warrants beneficially owned by the selling securityholders as of March 12, 2010 and the number of shares of common stock and Founder’s Warrants being offered by the selling securityholders, including shares of our common stock issuable upon the exercise of the Founder’s Warrants.

The selling securityholders are not making any representation that any shares of common stock or Founder’s Warrants covered by this prospectus will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of common stock or Founder’s Warrants. The following table assumes that all of the shares of our common stock and Founder’s Warrants being registered pursuant to this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock and the Founder’s Warrants beneficially owned by them. The inclusion of any shares of common stock or Founder’s Warrants in this table does not constitute an admission of beneficial ownership for the person named below.

Name of Selling Securityholder	Number of Shares Beneficially Owned Prior to Offering*	Number of Founder’s Warrants Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Founder’s Warrants Offered	Number of Shares Beneficially Owned After Offering*	%	Number of Founder’s Warrants Beneficially Owned After Offering	%
Kevin P. Clarke (1)	86,758	43,379	43,379	43,379	---	---	---	---
Thomas C. Canfield (1)	91,451	43,479	43,479	43,479	4,493	**	---	---
Parker W. Rush (1)	90,199	43,479	43,479	43,479	3,241	**	---	---
Greenhill & Co., Inc./Greenhill & Co. Europe Holdings Ltd. (2)	12,924,016	4,000,000	8,924,016	4,000,000	---	---	---	---
Alvin B. Krongard (1)	32,572	---	25,188	---	7,384	**	---	---
Baralonco Ltd. (3)	11,648,080	---	10,648,080	---	1,000,000	1.4%	---	---
Jennifer Colussy Grace Irrevocable Trust (4)	167,403	---	167,403	---	---	---	---	---
Dan A. Colussy Revocable Trust (4)	1,536,653	---	1,536,653	---	---	---	---	---
Deutsche Bank Trust Company Americas	91,205	---	91,205	---	---	---	---	---
Fidelia Communications	167,527	---	167,527	---	---	---	---	---
Gino Otero Picasso Revocable Trust	850,122	---	850,122	---	---	---	---	---
JPMorgan Chase Bank, N.A.	90,965	---	90,965	---	---	---	---	---
Manchester Securities Corp.	705,558	---	705,558	---	---	---	---	---
Krongard Irrevocable Equity Trust dated June 30, 2009 (5)	115,233	---	115,233	---	---	---	---	---
Latigo SPV I, Ltd.	551,543	---	551,543	---	---	---	---	---
Latigo SPV II Ltd	99,860	---	99,860	---	---	---	---	---
Midtown Acquisitions L.P.	275,679	---	275,679	---	---	---	---	---
Motorola, Inc.	297,014	---	297,014	---	---	---	---	---
Post Balanced Fund, L.P.	79,826	---	79,826	---	---	---	---	---
Silver Oak Capital, LLC	14,387	---	14,387	---	---	---	---	---
Stonehill Institutional Partners, LP	156,049	---	156,049	---	---	---	---	---
Structured Finance Americas, LLC	55,693	---	55,693	---	---	---	---	---
Syndicated Communications Venture Partners IV, L.P. (6)	4,030,855	---	4,030,855	---	---	---	---	---
Syndicated Communications Inc. (7)	5,280,580	---	5,280,580	---	---	---	---	---
Textron International Ltd.	1,209,749	---	1,209,749	---	---	---	---	---
Tyrone Brown (8)	594,180	---	594,180	---	---	---	---	---
Matthew J. Desch (9)	223,493	---	151,993	---	71,500	**	---	---
John Campbell (10)	29,642	---	29,642	---	---	---	---	---
David Shoen (11)	13,808	---	13,808	---	---	---	---	---
Charlene J. King	44,563	---	44,563	---	---	---	---	---
Charles Lee Sparkman, Jr.	24,650	---	24,650	---	---	---	---	---
Christina J. Clifton	24,650	---	24,650	---	---	---	---	---
Christopher Rowe	29,696	---	29,696	---	---	---	---	---
Dannie L. Stamp	267,337	---	267,337	---	---	---	---	---
Don Lee Thoma (12)	148,516	---	148,516	---	---	---	---	---
Eric H. Morrison (13)	280,218	---	280,218	---	---	---	---	---
Gregory Charles Ewert (14)	277,791	---	277,791	---	---	---	---	---
Jayesh Patel	69,448	---	69,448	---	---	---	---	---
Joseph Pizzicaroli (15)	69,448	---	69,448	---	---	---	---	---
Mark Denis Adams	148,516	---	148,516	---	---	---	---	---
Michael & Lynn Deutschman, T/E (16)	297,032	---	297,032	---	---	---	---	---
Stuart Lee Fankhauser	71,875	---	71,875	---	---	---	---	---
Certain selling securityholders holding, collectively, less than 1% of our common shares	461,328	---	461,328	---	---	---	---	---

*      Shares of common stock subject to warrants or other convertible securities currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding for computing the percentage of the person holding such warrants or other convertible securities, but are not deemed outstanding for computing the percentage for any other selling securityholder. Such warrants and convertible securities include (1) Founder’s Warrants, (2) warrants issued in a private placement and exercisable for shares of common stock at an exercise price of $11.50 per share, (3) stock options and (4) vested restricted stock units.

**    Less than 1%

(1)	Mr. Clarke is a former director of the Company’s predecessor, GHL Acquisition Corp. (“GHQ”). Messrs. Canfield, Rush, Krongard and Desch are directors of the Company.
(2)
Greenhill & Co., Inc. (“Greenhill”) is the founding stockholder of GHQ.  Greenhill & Co. Europe Holdings Ltd. is an affiliate of Greenhill. Scott L. Bok, CEO of Greenhill, is a director of the Company.  Robert H. Niehaus, former Managing Director of Greenhill and Chairman of Greenhill Capital Partners, is the Chairman of the Company.

(3)
Baralonco Ltd. (“Baralonco”) is a 5% or more equityholder in the Company and was, prior to the transaction with GHQ, the largest equityholder of Iridium Holdings LLC.  In connection with the transaction with GHQ, Baralonco named Steven B. Pfeiffer and Peter M. Dawkins as directors of the Company.

(4)	Dan A. Colussy is the former chairman of Iridium Holdings LLC.
(5)	Alvin B. Krongard, the trust grantor, is a director of the Company.
(6)
Syndicated Communications Venture Partners IV, L.P. (“Syncom IV”) is a 5% or more equityholder in the Company. Terry L. Jones is a co-managing member of the general partner of Syncom IV and a director of the Company.

(7)	Syndicated Communications Inc. is a 5% or more equityholder in the Company. Mr. J. Darrel Barros, President of Syndicated Communications, Inc., an affiliate of Syncom IV, is a director the Company.
(8)	Mr. Brown is a former director of Iridium Holdings LLC.
(9)	Mr. Desch is the Chief Executive Officer of the Company.
(10)	General Campbell is Executive Vice President, Government Programs of Iridium Satellite LLC.
(11)	Mr. Schoen is a Vice President of Iridium Satellite LLC.
(12)	Mr. Thoma is Executive Vice President, Marketing of Iridium Satellite LLC.
(13)	Mr. Morrison is the Chief Financial Officer of the Company.
(14)	Mr. Ewert is Executive Vice President, Sales, Global Distribution Channels of Iridium Satellite LLC.
(15)	Mr. Pizzicaroli is a Vice President of Iridium Satellite LLC.
(16)	Mr. Deutschman is a former officer of Iridium Holdings LLC.

PLAN OF DISTRIBUTION

The selling securityholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock or Founder’s Warrants. These sales may be at fixed or negotiated prices. Subject to compliance with applicable law, the selling securityholders may use any one or more of the following methods when selling shares of common stock or Founder’s Warrants:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•
block trades in which the broker-dealer will attempt to sell the shares of common stock or the Founder’s Warrants as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	an underwritten offering;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of such shares of common stock or Founder’s Warrants at a stipulated price per share or warrant;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may effect such transactions by selling their shares of common stock or Founder's Warrants covered by this prospectus directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire common shares for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the shares of common stock or Founder's Warrants covered by this prospectus for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

The selling securityholders may also sell shares of our common stock or Founder’s Warrants under Rule 144 under the Securities Act of 1933 (the “Securities Act”), if available, or in other transactions exempt from registration, rather than under this prospectus.

The selling securityholders may pledge their shares of common stock or Founder’s Warrants to their broker-dealers under the margin provisions of customer agreements. If a selling securityholder defaults on a margin loan, the broker-dealer may, from time to time, offer and sell the pledged shares of common stock or Founder’s Warrants. The selling securityholders and any other persons participating in the sale or distribution of the shares of common stock or Founder’s Warrants will be subject to applicable provisions of the Securities Act, the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock or Founder’s Warrants by, the selling securityholders or any other person, which limitations may affect the marketability of the shares of common stock or Founder’s Warrants.

Upon our being notified in writing by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common stock or Founder’s Warrants through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including (i) the name of the selling securityholder and of the participating underwriter(s) or broker-dealer(s), (ii) the number of shares of common stock or

Founder’s Warrants involved, (iii) the price at which such shares of common stock or Founder’s Warrants were sold or the public offering price, as applicable, (iv) the discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or re-allowed or paid by any underwriters to dealers, where applicable, and other facts material to the transaction.

The selling securityholders also may transfer the shares of our common stock or Founder’s Warrants in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealers or agents that are involved in selling the shares of common stock or Founder’s Warrants may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock or Founder’s Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling securityholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock or Founder’s Warrants.

We are required to pay all fees and expenses incident to the registration of shares of our common stock and Founder’s Warrants. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The description of our securities is set forth in our Form 8-K filed with the SEC on September 29, 2009 under the caption “Description of the Company’s Securities” and is incorporated herein by reference.

VALIDITY OF THE SECURITIES

The validity of the securities offered through this prospectus will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Iridium Communications Inc. for the years ended December 31, 2009 and 2008, and the effectiveness of Iridium Communications Inc.’s internal control over financial reporting as of December 31, 2009 appearing in Iridium Communications Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Iridium Holdings LLC (Predecessor of Iridium Communications Inc.) as of December 31, 2008 and 2007 and for the years then ended and for the period from January 1, 2009 to September 29, 2009 appearing in Iridium Communications Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Iridium Communications Inc.’s financial statements for the period from November 2, 2007 (inception) to December 31, 2007 have been audited by Eisner LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, from Iridium Communications Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in the documents or filings that is deemed to have been furnished and not filed), until all the securities offered under this prospectus are sold.
Iridium Communications Inc. SEC Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2009
Current Reports on Form 8-K	Filed on January 27, 2010 and February 16, 2010

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Iridium Communications Inc.
6707 Democracy Boulevard, Suite 300
Bethesda, Maryland 20817
(301) 571-6200

Part II
Information not required in prospectuses

Item 14.            Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$23,352
Printing	1,200
Accounting fees and expenses	50,000
Legal fees and expenses	50,000
Miscellaneous	25,448
Total	$150,000

Item 15.            Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation, or the Restated Certificate, provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law. In addition, the Restated Certificate provides that our directors will not be liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.            Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.
Exhibit No.	Document
2.1	Transaction Agreement dated September 22, 2008, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on September 25, 2008
2.2	Amendment to Transaction Agreement dated April 28, 2009, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on April 28, 2009
3.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to the Registrant’s current report on Form 8-K filed on September 29, 2009
3.2	Amended and Restated Bylaws, incorporated herein by reference to the Registrant’s current report on Form 8-K filed on September 29, 2009
4.1
Specimen Common Stock Certificate, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.2
Amended and Restated Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, incorporated herein by reference to the Registrant’s current report on Form 8-K filed on February 26, 2008

4.3	Specimen Warrant Certificate, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008
5.1	Opinion of Davis Polk & Wardwell LLP
23.1
Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to the consolidated financial statements as of December 31, 2009 and 2008 of Iridium Communications Inc., the effectiveness of internal control over financial reporting of Iridium Communications Inc. as of December 31, 2009, and the consolidated financial statements of Iridium Holdings LLC (Predecessor of Iridium Communications Inc.) included in Iridium Communications Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 16, 2010

23.2	Consent of Eisner LLP, independent registered public accounting firm, with respect to the financial statements for the period ended December 31, 2007 of GHL Acquisition Corp.
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)

Item 17.            Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:

(1)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 16th day of March 2010.

IRIDIUM COMMUNICATIONS INC.
By:	/s/ Matthew J. Desch
	Name:	Matthew J. Desch
	Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned executive officers and directors of Iridium Communications Inc. hereby severally constitute and appoint each of Matthew J. Desch, John S. Brunette and Eric H. Morrison as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 413 or 462 under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew J. Desch	Director and Chief Executive Officer	March 16, 2010
Matthew J. Desch	(Principal Executive Officer)
/s/ Eric H. Morrison	Chief Financial Officer	March 16, 2010
Eric H. Morrison	(Principal Financial Officer)

/s/ Cynthia C. Cann	Vice President and Controller, Iridium Satellite LLC	March 16, 2010
Cynthia C. Cann	(Principal Accounting Officer)
/s/ Robert H. Niehaus	Director and Chairman	March 16, 2010
Robert H. Niehaus
/s/ J. Darrel Barros	Director	March 16, 2010
J. Darrel Barros
/s/ Scott L. Bok	Director	March 16, 2010
Scott L. Bok
/s/ Thomas C. Canfield	Director	March 16, 2010
Thomas C. Canfield

Signature	Title	Date

/s/ Peter M. Dawkins	Director	March 16, 2010
Peter M. Dawkins

/s/ Terry L. Jones	Director	March 16, 2010
Terry L. Jones

/s/ Alvin B. Krongard	Director	March 16, 2010
Alvin B. Krongard

/s/ Steven B. Pfeiffer	Director	March 16, 2010
Steven B. Pfeiffer

/s/ Parker W. Rush	Director	March 16, 2010
Parker W. Rush

Exhibit Index

Exhibit No.	Document
2.1	Transaction Agreement dated September 22, 2008, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on September 25, 2008
2.2	Amendment to Transaction Agreement dated April 28, 2009, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on April 28, 2009
3.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to the Registrant’s current report on Form 8-K filed on September 29, 2009
3.2	Amended and Restated Bylaws, incorporated herein by reference to the Registrant’s current report on Form 8-K filed on September 29, 2009
4.1
Specimen Common Stock Certificate, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.2
Amended and Restated Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, incorporated herein by reference to the Registrant’s current report on Form 8-K filed on February 26, 2008

4.3	Specimen Warrant Certificate, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008
5.1	Opinion of Davis Polk & Wardwell LLP
23.1
Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to the consolidated financial statements as of December 31, 2009 and 2008 of Iridium Communications Inc., the effectiveness of internal control over financial reporting of Iridium Communications Inc. as of December 31, 2009, and the consolidated financial statements of Iridium Holdings LLC (Predecessor of Iridium Communications Inc.) included in Iridium Communications Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 16, 2010

23.2	Consent of Eisner LLP, independent registered public accounting firm, with respect to the financial statements for the period ended December 31, 2007 of GHL Acquisition Corp.
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)